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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 1998 (March 30, 1998)


                                  GENESCO INC.
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             (Exact name of registrant as specified in its charter)

                  Tennessee                                   1-3083                            62-0211340
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(State or other jurisdiction of incorporation)        (Commission File Number)       (IRS Employee Identification No.)
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Genesco Park, 1415 Murfreesboro Road, Nashville, TN            37217
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     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (615) 367-7000

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS


         The Registrant has announced the proposed private placement of $103,500,000 aggregate principal amount of Convertible Subordinated Notes. A press release dated March 30, 1998 relating to this event is attached to this Report. This Current Report on Form 8-K is being filed in accordance with Rule
135c(d) of the Securities Act of 1933, as amended. The text of the press release is as follows:

"NASHVILLE, Tenn., March 30, 1998 -- Genesco Inc. (NYSE: GCO) today announced that it is planning to offer $90 million of convertible subordinated notes in a private placement under Rule 144A of the United States Securities Act of 1933 to qualified institutional buyers and to non-U.S. persons. The Company may issue an additional $13.5 million of Notes to cover any over-allotments. Genesco intends to use the net proceeds from the offering to repay certain indebtedness, to pay preferred stock dividend arrearages, and for general corporate purposes. The
Company presently anticipates that it will complete the offering in early April.

The Notes will be convertible into Common Stock of the Company and will be due in 2005. The Company may not call the Notes prior to 2001. The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the Notes will be structured to allow secondary trading under Rule 144A of the Securities Act of 1933. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Genesco, based in Nashville, markets and distributes branded footwear. The
Company also operates the Volunteer Leather Company, a leather tanning and finishing business. Genesco's owned and licensed footwear brands, sold through both wholesale and retail channels of distribution, include Johnston & Murphy, Dockers Footwear and Nautica Footwear. Genesco's products are sold at wholesale to more than 4,000 retailers, including the Company's own network of 587 footwear retail stores in the U.S., operated principally under the names Jarman, Journeys and Johnston & Murphy."


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       GENESCO INC.

Dated: April 3, 1998                   By: /s/ Roger G. Sisson
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                                       Roger G. Sisson, Esq.
                                       Secretary and General Counsel